UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 20, 2006

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

115 West 7th Street, Suite 1415, Fort Worth, Texas, 76102

(Address of principal executive offices)

(877) 329-8388

Registrant’s telephone number, including area code

Item 5.02 Election of Directors and Appointment of Principal Officers

On March 20, 2006 Wentworth Energy, Inc.’s 50%-owned subsidiary, Wentworth Oil Sands, Inc. appointed Dr. David C. Sego as its Executive Vice President of Technology.  He will lead Wentworth Oil Sands, Inc.’s hydrocarbon separation research and development team.

Dr. Sego holds a doctorate degree and Bachelor of Science degree in civil engineering from the University of Alberta, and has been a professor at University of Alberta’s Department of Civil and Environmental Engineering since 1985.  He is also the principal investigator at University of Alberta’s Oil Sands Tailings Research Facility.  Since 1990, Dr. Sego’s research has focused on understanding the behavior of mine wastes in cold regions, as well as minimizing the environmental impact of industrial waste streams.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2006

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo

Chief Executive Officer